25 February 2006

Waat Media Corporation
14242 Ventura Blvd
Suite 300
Sherman Oaks
CA 91423
United States of America

FAO Adi McAbian

Dear Sirs

LETTER OF AMENDMENT OF CONTRACT BETWEEN WAAT MEDIA CORPORATION (“CONTENT PROVIDER”) AND VODAFONE UK CONTENT SERVICES (“VCS”)

The Content Provider and Vodafone Group Services Limited entered into a Master Global Content Reseller Agreement dated 17 December 2004 (“Original Agreement”)and a content schedule dated 17 January 2005 (“Content Schedule”). To implement the Original Agreement and the Content Schedule in the UK, VCS signed a Contract Acceptance Notice on 11 April 2005 (the Original Agreement, Content Schedule and Contract Acceptance Notice together the “Contract”).

On [25] February 2006 VCS entered into an agreement with the Content Provider which provides that the Content Provider shall supply certain services to VCS (“Linking Agreement”). The provision of such services by the Content Provider necessitates certain amendments to the Contract.

We therefore write to confirm that the amendments set out below shall be made to the Contract with effect from the date of this Letter, in respect of the relationship between the Content Provider and VCS in the UK only.

The following Special Conditions shall be added to the Content Schedule:

1.
The Content Provider Revenue shall be [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24B-2]% of Net Revenue, less all the Deductions in respect of distribution of the Content.

2.
The Content Provider shall be the sole supplier of Adult Content in the Directory for the term of the Linking Agreement provided that VCS shall be entitled to place adult erotica content supplied by FHM, Maxim, 2dayuk and Filmnight within the Directory

For the purposes of the Contract, Adult Content means any adult erotica content which is only accessible by Age Verified Customers, other than any adult erotica content supplied by FHM, Maxim, 2dayuk or Filmnight (“Adult Content”); and Age Verified Customers means a Customer which Vodafone Limited has verified as being 18 years of age or older, by means of its age verification process (“Age Verified Customer”).

Vodafone Group Services Limited
Vodafone House, The Connection, Newbury, Berkshire RG14 2FN, England
Telephone: +44 (0)1635 33251, Facsimile: +44 (0)1635 580857, DX 30829 Newbury 1
Registered Office: Vodafone House, The Connection, Newbury, Berkshire RG14 2FN, England. Registered in England No. 4064826

3.
In the event that the Content Provider breaches the Guidelines VCS shall be entitled to claim and receive from the Content Provider a liquidated damages payment equal to [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24B-2] in respect of each instance in which a breach occurs (i.e. per incident and not per video/image) up to a maximum of [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24B-2] in any month. The Content Provider shall pay the liquidated damages within fourteen days from demand by VCS of any or all of the liquidated damages under this Paragraph 3 or at its option VCS may set off the amount of the liquidated damages against any Content Provider Revenue due from VCS to the Content Provider. The amount of liquidated damages set out in this Paragraph 3 represents a genuine pre-estimate of the loss that it is anticipated VCS would suffer as a result of the breach.

In the event that the liquidated damages amount to [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24B-2] in [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24B-2] consecutive months, VCS may terminate the Contract on 30 days notice.

For the avoidance of doubt and unless otherwise provided in this Letter, the capitalised terms in this Letter shall have the same meaning as provided in the Contract.

We confirm that save as specified in this Letter the terms of the Original Agreement and any contracts entered into under the Original Agreement (other than the Contract between the Content Provider and VCS) remain unchanged.

Please confirm your agreement to this Letter by signing and returning the enclosed copy.

for and on behalf of
Vodafone Group Services Limited

We hereby agree to the contents of this Letter.

for and on behalf of
Waat Media Corporation

Dated: 25 February 2006

We hereby agree to the contents of this Letter

/s/ Al Russell
for and on behalf of
Vodafone UK Content Services Limited

*WE HAVE REQUESTED CONFIDENTIAL TREATMENT OF CERTAIN PROVISIONS CONTAINED IN THIS EXHIBIT. THE COPY FILED AS AN EXHIBIT OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST.*